EXHIBIT 99.1

INTERPLAY ENGAGES SG CAPITAL TO EXPLORE STRATEGIC ALTERNATIVES

IRVINE, California, April 20, 2004 - Interplay Entertainment Corp. (OTC Bulletin
Board: IPLY) announced today that it has retained the investment bank SG Capital to assist with an evaluation of strategic alternatives designed to enhance value to Interplay's shareholders. SG Capital will provide, among other services, assistance with the Company's financing efforts as it attempts to secure additional capital for product development and operations. SG Capital will also assist the Company with general business strategy and advice regarding potential strategic transactions, including a possible sale of the Company or its operating units.

Commenting on the announcement, Interplay's Chairman and Chief Executive Officer Herve Caen said, "Management and the board do not believe that our current share price reflects the true value of the operations of our company. Accordingly, we have engaged SG Capital to explore strategic alternatives to improve and maximize shareholder value. We believe that their experience, capabilities and market focus fit the needs of Interplay and that SG Capital is uniquely qualified to assist the Company in this effort."

Mr. Caen continued, "With Interplay's recent return to profitability and the strong performance of our industry as a whole, management and the board believe that the time is right to explore strategic opportunities for a much-improved Interplay." INTERPLAY ENTERTAINMENT CORP. is a leading developer, publisher and distributor of interactive entertainment software for both core gamers and the mass market. Interplay currently balances its development efforts by publishing for personal computers as well as current and next generation video game consoles. Interplay releases products through Interplay, Black Isle Studios and its distribution partners. More comprehensive information on Interplay and its products is available through its website at www.interplay.com.

SG CAPITAL, headquartered in Los Angeles, California, is an investment bank focused on advising middle-market companies on matters relating to mergers, acquisitions, divestitures, debt and equity financings, debt restructurings, recapitalizations and corporate governance issues. SG Capital's investment banking group focuses on middle market, emerging growth and small public companies primarily within the technology sector. More comprehensive information on SG Capital and its services are available through its website at www.sgcapital.com.

SAFE HARBOR  STATEMENT  UNDER THE PRIVATE  SECURITIES  LITIGATION  REFORM ACT OF
1995:

Statements contained in this release except for historical information are forward-looking statements that are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. The risks and uncertainties inherent in such statements may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. Specifically, there can be no assurance that the Company


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will complete a financing transaction,  merger or acquisition,  take the company private or any other strategic transaction on favorable terms or at all. Additional important factors that may cause a difference between projected and actual results for the Company are discussed in the Company's filings from time to time with the U.S. Securities and Exchange Commission, including but not limited to the Company's annual reports on Form 10-K, subsequent quarterly filings on Form 10-Q and current reports on Form 8-K. The Company disclaims any obligation to revise or update any forward-looking statements that may be made from time to time by it or on its behalf.

FOR FURTHER INFORMATION PLEASE CONTACT:


SG Capital
Eran Salu
Managing Director
Investment Banking
(310) 826-1230
www.sgcapital.com